EXHIBIT 10.11
AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE (“Amendment”) is made and entered into as of the day of October, 2016, by and between TTC PARTNERS III, LLC, a California limited liability company (“Landlord”), and JIVE SOFTWARE, INC., a Delaware corporation (“Tenant”).

RECITALS

A.Landlord and Tenant entered into that certain Lease dated as of May 13, 2010
(the “Original Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord certain premises consisting of approximately 18,541 rentable square feet located in that certain building located at 325 Lytton Avenue, Palo Alto, California (the “Building”) consisting of (i) 2,814 rentable square feet located on the first floor of the Building (the “First Floor Space”),
(ii) 10,842 rentable square feet consisting of the entire second floor of the Building (the “Second Floor Space”), and (iii) 4,885 rentable square feet located on the third floor of the Building (the “Original Third Floor Space”).

B.Landlord and Internet Corporation for Assigned Names and Numbers, a
California Non-Profit Public Benefit Corporation (“ICANN”), as tenant, entered into that certain Lease dated December 23, 2009 (the “ICANN Lease”), for certain premises consisting of approximately 4,732 rentable square feet located on the third floor of the Building (the “ICANN Third Floor Space” and together with the Original Third Floor Space, collectively the “Third Floor Space”).

C.Pursuant to that certain Assignment and Assumption of Lease Agreement dated July 31, 2013, ICANN assigned to Tenant, and Tenant assumed from ICANN, the ICANN Lease. The Original Lease and the ICANN Lease are collectively referred to as the “Lease”.

D.Concurrently with entering into this Amendment, Tenant is entering into a lease (the “New Lease”) of new space (the “New Premises”), and Tenant expects that the New Premises will be ready for Tenant’s occupancy on or before March 1, 2017.

E.Landlord and Tenant desire to amend the Lease on the terms and conditions set forth in this Amendment.

F.Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in each respective Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.Lease Termination. Notwithstanding anything in the Lease to the contrary, the
Lease Term for the Original Lease and the ICANN Lease shall expire as follows:    (i) the Lease Term of the Original Lease with respect the First Floor Space shall expire as of the date hereof (the “First Floor Expiration Date”), (ii) provided the Criteo Condition (as defined below) is satisfied, the

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Lease Term for the Original Lease with respect to the Original Third Floor Space and the ICANN Lease with respect to the ICANN Third Floor Space shall expire on December 31, 2016 (the “Third Floor Expiration Date”), and (iii) the Lease Term for the Original Lease with respect to the Second Floor Space, and if the Criteo Condition is not satisfied, the Lease Term for the Third Floor Space shall expire on March 20, 2017 (the “Remaining Premises Expiration Date”), at which point the Lease will expire in its entirety. For the avoidance of doubt, if the Criteo Condition is satisfied, Tenant shall have unrestricted access to the conference rooms in the Third Floor Space, and unrestricted access to the rest of the Third Floor Space for the sole purpose of performing Tenant’s work pursuant to Section 2.(c) below, through the Third Floor Expiration Date. Landlord is currently in the process of negotiating an amendment to the lease (the “Criteo Lease Amendment”) between Criteo Corp. (“Criteo”) and Landlord. Landlord and Tenant agree that the entering into of the Criteo Lease Amendment between Landlord and Criteo, in a form acceptable to Landlord, in its sole discretion, whereby Criteo agrees to lease the Third Floor Space beginning on January 1, 2017, shall be an express condition (the “Criteo Condition”) to the agreement to have the Lease Term for the Third Floor Space expire on December 31, 2016, and if, for any reason, the Criteo Condition does not occur by December 1, 2016, the Lease Term for the Third Floor Space shall expire on the Remaining Premises Expiration Date.    In the event the Criteo Condition is not satisfied, Tenant shall continue to have full, unrestricted access to and use of the Third Floor Space through the Remaining Premises Expiration Date.

2.	Surrender of Premises.

(a) On the First Floor Expiration Date Tenant shall assign it rights to its existing sublease of the First Floor Space to Landlord pursuant to a separate agreement executed substantially concurrently herewith.

(b) On the Remaining Premises Expiration Date, Tenant shall surrender the Second Floor Space, and, if the Criteo Condition is not satisfied as set forth in Section 1 above, the Third Floor Space, in the condition required by Section 18.3 of the Original Lease (the “Surrender Condition”).

(c) If the Criteo Condition is satisfied, with respect to the Third Floor Space, Tenant agrees to remove all of its furniture from the Third Floor Space (excluding the Criteo Furniture and any furniture located in the conference rooms located in the Third Floor Space) and all of its cabling on or before December 20, 2016. Further, at Landlord’s request, Tenant agrees to allow Criteo and its employees, agents, consultants and contractors (the “Criteo Parties”) to access the Third Floor Space beginning on December 1, 2016; provided, however, that (i) except to the extent arising from the negligence or willful misconduct of Tenant or its employees, agents or contractors, in no event shall Tenant be liable for any damages resulting from the Criteo Parties’ access and entry to the Third Floor Space, and (ii) Landlord shall notify Tenant on or prior to December 20, 2016, whether it believes the Third Floor Space is in the Surrender Condition and if such notice is not received within the time period set forth herein, the Third Floor Space shall be deemed to be in the Surrender Condition; provided, however, in no event shall Tenant be required to restore any changes to the Third Floor Space made by Criteo after December 1, 2016 in order to achieve the Surrender Condition.

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Notwithstanding the foregoing, Landlord agrees that Tenant shall not be required to remove its furniture from the conference rooms located in the Third Floor Space until the Third Floor Expiration Date and further Tenant shall not be required to remove any furniture from the Third Floor Space which it sells to Criteo pursuant to a separate agreement (a copy of such agreement shall be provided to Landlord) so long as such agreement is reached prior to December 1, 2016 (the “Criteo Furniture”).

(d)Landlord hereby confirms that no Alterations present in the Premises will be required to be removed by Tenant prior to the applicable expiration dates.

3.Base Rent and Tenant’s Share. If the Criteo Condition is satisfied, beginning on January 1, 2017 and continuing until the Remaining Premises Expiration Date, the monthly Base Rent for the Second Floor Space shall be Seventy-Four Thousand Four Hundred Thirty- Nine and 01/100 Dollars ($74,439.01) (which Base Rent shall be pro-rated for the month of March 2017), and Tenant’s Share shall be 39.4% for the office space in the Building, and 35.5% of the Building. If the Criteo Condition is not satisfied, beginning on January 1, 2017 and continuing until the Remaining Premises Expiration Date, the monthly Base Rent for the Second Floor Space and the Third Floor Space shall be One Hundred Forty Thousand One Hundred Eighty-Four and 91/100 Dollars ($140,184.91) (which Base Rent shall be prorated for the month of March 2017), and Tenant’s Share shall be 74.36% for the office space in the Building, and 66.99% of the Building.

4.No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

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IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

LANDLORD		TENANT

TTC PARTNERS III, LLC, a California limited liability company		JIVE SOFTWARE, INC., a Delaware corporation

By:	/s/ Desi Banatao	By:	/s/ Bryan J. LeBlanc
Name:	Desi Banatao	Name:	Bryan J. LeBlanc
Title:	President	Title:	CFO
Dated:	10/28/2016	Dated:	10/26/2016
		By:	/s/ Lisa Jurinka
		Name:	Lisa Jurinka
		Title:	VP, General Counsel
		Dated:	10-26-2016

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